UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company   ⌧                        Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Purchase Agreement

On May 31, 2019 Beyond Commerce, Inc. (OTCMKT: BYOC) a Nevada corporation, entered into a definitive business purchase agreement with ISSUES & ANSWERS NETWORK, Inc. Beyond Commerce Chairperson and CEO Geordan Pursglove commented, "Issues and Answers checks off all the boxes to our expansion into the future . They bring a roster of reputable customers and government clients. Issues & Answers does business on  a global scale annually, in addition the company has been in business for over 20 years, has recurring revenues and a great team. We couldn't be more excited and looking forward to our future growth plans together."  We expect the provisions of the agreement to be implemented in the third quarter of 2019. Additional information regarding ISSUES & ANSWERS NETWORK  will be posted for viewing on the Beyond Commerce OTCMKTs website

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND COMMERCE, INC.

Date: May 31, 2019By: /s/ Geordan G. Pursglove .

Geordan G Pursglove,

Chief Executive Officer, President and Director